UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: June 11, 2008
(Date of earliest event reported): June 10, 2008
Silverleaf Resorts, Inc.

(Exact name of registrant as specified in its charter)
Texas

(State or other jurisdiction of incorporation)

1-13003	75-2259890

(Commission File Number)	(IRS Employer Identification Number)

1221 River Bend Drive, Suite 120, Dallas, Texas	75247

(Address of principal executive offices)	(Zip Code)
214-631-1166

(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On June 10, 2008, the Registrant completed all conditions precedent to the effectiveness of certain amendments to the Registrant’s inventory and receivables credit facilities with CapitalSource Finance LLC (“CapitalSource”). The inventory facility was increased from a maximum of $30 million to a maximum of $50 million. Under the terms of the amendments, the revolving period of the inventory facility was extended to April 2010 and the maturity date was extended to April 2012, with the option to extend both the revolving and the maturity dates for additional one-year terms. Advances under the inventory facility bear interest at the Prime Rate plus 1.5%, with a Prime Rate floor of 5.5%. Under the inventory facility, the financial covenant for the maximum allowable limit on the ratio of sales and marketing expense to revenue from the sale of vacation intervals was increased from .55 to 1 to .60 to 1. In addition, in the event the Registrant delivers written evidence satisfactory to CapitalSource that this ratio is no longer required to be tested under the Registrant’s Textron facility, this covenant shall no longer be required. The revolving period and maturity date of the receivables facility was extended from June 2008 to June 2010, with the option to extend for a one-year term. The interest rate on advances under the receivables facility remained the same at the Prime Rate plus 0.75%, with a Prime Rate floor of 5.5%.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The Registrant’s responses to Item 1.01 of this Form 8-K are hereby incorporated by reference into this Item 2.03.
Item 7.01 Regulation FD Disclosure
     The following information is furnished under Item 7.01, “Regulation FD Disclosure.” This information, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. On June 10, 2008, the Registrant issued a press release announcing the amendment of the senior loan agreements described in Item 1.01 above.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description of Exhibit
*10.1	First Amendment to Amended and Restated Inventory Loan and Security Agreement dated as of June 4, 2008 between the Registrant and CapitalSource Finance LLC.

*10.2	Fourth Amendment to Receivables Loan and Security Agreement dated as of June 4, 2008 between the Registrant and CapitalSource Finance LLC.

*99.1	Press Release issued by the Registrant on June 10, 2008 announcing the amendment of the loan agreements.

*	filed herewith
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: June 11, 2008	SILVERLEAF RESORTS, INC.
	By:	/S/ BOB M. SINNOTT
		Name:	Bob M. Sinnott
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
*10.1	First Amendment to Amended and Restated Inventory Loan and Security Agreement dated as of June 4, 2008 between the Registrant and CapitalSource Finance LLC.

*10.2	Fourth Amendment to Receivables Loan and Security Agreement dated as of June 4, 2008 between the Registrant and CapitalSource Finance LLC.

*99.1	Press Release issued by the Registrant on June 10, 2008 announcing the amendment of the loan agreements.

*	filed herewith